Exhibit 10.33

AMERICAN SPECTRUM REALTY, INC.

1800 EAST DEERE AVENUE

SANTA ANA, CA 92705

October 15, 2001

Third Coast LLC

c/o CGS Real Estate Company, Inc.

1800 East Deere Avenue

Santa Ana, Ca 92705

Re:                               Agreement and Plan of Merger Between American Spectrum Realty, Inc. and Third Coast LLC

Gentlemen:

The following sets forth our agreement with respect to the Amendment of the Agreement and Plan of Merger (the “Agreement”) dated August 6, 2000.

In accordance with the Agreement, Third Coast LLC (“Third Coast”) was to form a new subsidiary limited liability company (the “Subsidiary LLC”) to which it was to contribute its interests in the properties known as Richardson Plaza and Sierra Technologies which would be merged with and into American Spectrum Realty, Inc. or American Spectrum Operating Partnership L.P. (the “Operating Partnership”).  The parties have determined that it would be in the best interests of the parties if instead of a merger, American Spectrum Realty Operating Partnership L.P. (the “Operating Partnership”) acquired all of the membership interests of the Subsidiary LLC from Third Coast, its sole member.  Accordingly, the parties have agreed to amend the Agreement as follows:

1.                                       Third Coast will form the Subsidiary LLC and contribute to the Subsidiary LLC the property known as Richardson Plaza and its interest as the sole member of Third Coast Sierra Technology, LLC.  Third Coast, the sole member of Subsidiary LLC, will assign all of its right, title and interest in and to all of the membership interests in Subsidiary LLC to the Operating Partnership.  Third Coast represents that it will own all of the membership interests in Subsidiary LLC free and clear of all liens, claims and encumbrances and has full power and authority to execute and deliver this agreement and perform its obligations hereunder.

2.                                       The closing of the transfer (“Transfer”), pursuant to the Agreement, shall take place on the Closing Date.

3.                                       At the closing, Third Coast shall deliver to the Operating Partnership an assignment, assigning all of its right, title and interest in and to the membership interests in Subsidiary LLC to the Operating Partnership.

4.                                       At the closing, the Operating Partnership shall deliver to Third Coast certificates certifying that they are the owner of the number of Operating Partnership Units in the Operating Partnership, representing the Exchange Value (as defined in the final Prospectus/Consent Solicitation Statement) of Richardson Plaza and Sierra Technology divided by $15.

5.                                       Each of Third Coast and the Operating Partnership shall execute a signature page to the Operating Partnership Agreement admitting Third Coast as a partner in the Operating Partnership.

6.                                       Each of Third Coast and the Operating Partnership shall execute all other instruments which may be necessary or desirable to reflect the admission of Third Coast as a partner in the Operating Partnership and to reflect the admission of the Operating Partnership as the sole member of Subsidiary LLC.

7.                                       Except as modified hereby, the Agreement shall remain in full force and effect.  All defined terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

Please confirm your acceptance of and agreement with the foregoing by executing a copy of this letter in the space provided below.

AMERICAN SPECTRUM REALTY OPERATING PARTNERSHIP. L.P.

BY:	AMERICAN SPECTRUM REALTY, INC.

By:

Accepted and Agreed to as of

this 15th Day of October, 2001

THIRD COAST LLC

By:

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